UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share	QXO.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2026, QXO, Inc. (the “Company”) appointed Ken West as the Company’s President and Chief Operating Officer, effective as of September 1, 2026.

Mr. West, age 49, brings more than 20 years of experience leading large, complex industrial businesses across operations, strategy, finance, and integration. He joins the Company from Honeywell Technologies (Nasdaq: HON), where he has served in numerous senior leadership roles, including President and Chief Executive Officer of Honeywell Process Technology from January 2026 to present; President and Chief Executive Officer of the company’s Energy and Sustainability Solutions segment from January 2024 to December 2025; President and Chief Executive Officer of Honeywell UOP, Honeywell Technologies’ refining and petrochemical technologies business, from July 2023 to December 2023; President of Honeywell Advanced Materials from January 2022 to July 2023; and Vice President and General Manager of Honeywell Fluorine Products from April 2021 to January 2022. Prior to joining Honeywell in 2018, Mr. West spent 13 years at PPG Industries, Inc. (NYSE: PPG), where he served as Global Vice President of Packaging Coatings and held leadership roles in operations, integration, corporate planning and finance.

No family relationships exist between Mr. West and any director or executive officer of the Company. There are no arrangements or understandings pursuant to which Mr. West was selected as an officer and no transactions to which the Company is or was a participant and in which Mr. West has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Offer Letter with Mr. West

The Company entered into an offer letter with Mr. West (the “Offer Letter”), pursuant to which Mr. West will receive an annual base salary of $850,000 and an initial annual target bonus equal to 125% of his base salary. His bonus for fiscal year 2026 may be pro-rated based on his start date.

Annual Long-Term Incentive Awards

On or about September 15, 2026, subject to approval by the Compensation and Talent Committee of the Board of Directors (the “Committee”), the Company intends to grant Mr. West annual long-term incentive awards under the QXO, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) in the form of (i) time-based restricted stock units (“RSUs”) with a grant-date value of $867,808 and (ii) performance-based restricted stock units (“PSUs”) with a grant-date value of $867,808, which represent the prorated values of the annual long-term incentive awards for which Mr. West is eligible in 2026 under the Offer Letter. The RSUs will vest over a period of four years, with 15% vesting on the first anniversary of the grant date, 25% vesting on the second anniversary of the grant date, 25% vesting on the third anniversary of the grant date, and 35% vesting on the fourth anniversary of the grant date, subject to Mr. West’s continued employment through the applicable vesting date. The PSUs will be earned based on performance goals tied to the Company’s total stockholder return relative to companies in the S&P 500 Index over the performance period beginning on the grant date and ending December 31, 2030. Earned PSUs may range from 0% to 225% of target, and any earned PSUs would vest on December 31, 2030, subject to Mr. West’s continued employment through the vesting date. All shares received upon settlement of the RSUs and PSUs will be subject to a restriction on sales, offers, pledges, transfers and dispositions for one year after such shares vest.

Equity Sign-On Award

On or about September 15, 2026, subject to Committee approval, Mr. West will receive an equity sign-on award consisting of RSUs with a grant-date value of $5,500,000 (“Sign-On RSUs”) under the Plan. The Sign-On RSUs will vest over four years, with 50% vesting on the second anniversary of the grant date and 50% vesting on the fourth anniversary of the grant date, subject to Mr. West’s continued employment through the applicable vesting date. All shares received upon settlement of the Sign-On RSUs will be subject to a restriction on sales, offers, pledges, transfers and other dispositions until the first anniversary of the final vesting date.

New Hire Incentive Award

On or about September 15, 2026, subject to Committee approval, Mr. West will also receive an equity incentive award consisting of RSUs with a grant-date value of $2,500,000 (“New Hire RSUs”) under the Plan. The New Hire RSUs will vest in full on the one-month anniversary of the grant date, subject to Mr. West’s continued employment through such vesting date. If Mr. West’s employment terminates for any reason other than an involuntary termination without cause on or after the vesting date but prior to the second anniversary of his start date, he will be required to repay the fair market value of the New Hire RSUs as of the vesting date, less any taxes withheld or paid in connection with the vesting of the New Hire RSUs.

Mr. West will also enter into the Company’s Confidential Information Protection Agreement and will be eligible to participate in the Company’s Severance Plan, as in effect from time to time, which provides severance benefits upon certain qualifying terminations of employment.

The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2026 and is incorporated by reference herein.

Item 8.01	Other Events.

On August 24, 2026, the Company issued a press release announcing the appointment of Mr. West. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 24, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QXO, INC.

Date: August 24, 2026	By:	/s/ Christopher Signorello
Christopher Signorello
Chief Legal Officer